Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Robert Lewey, CFO Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-l.com Karen Roan / kcroan@drg-l.com DRG&L / 713-529-6600
INTEGRATED ELECTRICAL SERVICES
RECEIVES NASDAQ NOTIFICATION

HOUSTON — February 27, 2012 — Integrated Electrical Services, Inc. (NASDAQ: IESC) (“IES”) today announced that on February 22, 2012 it received notification from The NASDAQ Stock Market (“NASDAQ”) of the Company’s non-compliance with the filing requirements for continued listing, as set forth in NASDAQ Listing Rule 5250(c)(1).  In response to the notice, the Company will present to NASDAQ its plan to regain compliance, and pending acceptance of the plan by NASDAQ, IES shares will remain listed on The NASDAQ Stock Market.

On February 14, 2012, IES reported its preliminary fiscal 2012 first quarter results and disclosed that it will restate its consolidated financial statements as of and for the fiscal years ended September 30, 2011, 2010 and 2009.  Also on February 14, 2012, the Company filed with the Securities and Exchange Commission a Form 12b-25 (Notification of Late Filing) with respect to its quarterly report on Form 10-Q for the quarter ended December 31, 2011.  IES expects to file the above-mentioned restated financial statements and its Form 10-Q for the quarter ended December 31, 2011 by March 30, 2012.

Integrated Electrical Services, Inc. is a leading national provider of electrical infrastructure services to the communications, commercial, industrial and residential markets.  Our 2,700 employees serve clients throughout the United States.  For more information about IES, please visit www.ies-co.com.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder’s decision to pursue a disposition of its interest in the company; potential disposition of a substantial portion of the company’s Commercial & Industrial segment for realized values substantially less than current book values, likely resulting in a material adverse impact on our financial results; actual costs to wind down facilities exceeding our estimates by a material amount; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners;  inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens;  inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the  physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2011, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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